UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2003

HARRELL HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-2661 13-1946181

(Commission File Number) (IRS Employer Identification No.)

16475 Dallas Parkway, Suite 410, Addison, Texas 75001

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (972) 380-0273

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

With settlement dates of July 22, 2003 and July 29, 3003, Harrell Hospitality Group, Inc. (the "Company") sold a total of 3,600,000 shares of the common stock of Energy Technique, a United Kingdom publicly listed company ("ET") at a price of 12.5 pence per share (approximately $0.1987 per share based on an exchange rate at the time of £1.00 = US$1.5893). In several smaller transactions within July 2003, a total of 245,567 shares of ET were sold at prices ranging from 13.75 and 14.75 pence per share. The sales were made to pay off loans and add to the working capital of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By Order of the Board of Directors,

Paul L. Barham, Chief Executive Officer

Addison, Texas

July 25, 2003